Exhibit 99.2

PRESS RELEASE                                               Source: IceWEB, Inc.

                ICEWEB REPORTS SOLID SECOND QUARTER 2005 RESULTS

HERNDON, Va.--(BUSINESS WIRE)--June 2, 2005--IceWEB, Inc. (OTCBB:IWEB - News):

     o Revenue of $1,514,920, gross profit of $529,809, up 61 percent from prior year

     o    Earnings from continuing operations of $56,219

     o    Operating EPS of $0.01, up 250%, from the same period the prior year

     o IceWEB cash from all activities increased 428 percent from prior year to $1,025,112

     o    Will hold web cast at 5 p.m. ET, June 14th

IceWEB, Inc. (OTCBB:IWEB - News) today reported financial results, for its second fiscal 2005 quarter ended March 31, that exceeded previous guidance for revenue and met expectations for operating earnings. In addition, the Company updated guidance for the full fiscal year 2005.

"We had another quarter of excellent results based on flawless execution of the business strategy," said IceWEB's Chief Executive Officer John R. Signorello. "IceWEB is in a position to succeed and grow the Company; our financial position is sound and we are re-enforcing our already strong management team for long-term, sustainable growth."

"Today's organizations need solutions that enable them to sustain competitive advantage and build value for their customers. By focusing on our customer and prospects needs, we will maximize our business results and become a trusted solution provider for our customers."

Financial Overview: Second Quarter Fiscal Year 2005

Total revenue for the second quarter of fiscal year 2005 was $1,514,920, with an increase in net profit of $236,487 over the same period of fiscal year 2004.

"There is genuine acceptance of our products and services," said IceWEB's President, G. Anthony Munno. "Our professional services business is healthy, and systems integration and professional services continues to be a strong segment of our business, with continued bookings growth."

The Company reported earnings from continuing operations for the second quarter of $56,219 or $0.01 per diluted share, compared to loss from continuing operations of ($180,268) or $(0.04) per diluted share, reported in the comparable period last year.

Developments during the Quarter

During the quarter, IceWEB made a number of important technological advances, including:

     o Solidifying the strategy and tactical plans for continued support for IceWEB Mail (IceMail) launching the Alpha Version code name "Miracle"

     o    Shipped and delivered IceWEB Vista, our flagship portal product

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Outlook for the Remainder of Fiscal Year 2005

The following updated guidance is based on current expectations and represents "forward-looking statements" (as defined below):

For the third quarter ending June, 2005:

     o    Revenue in the range of $1.7 million to $2.3 million;

     o    Earnings per share in the range of $0.02 to $0.03; and

For the full year, ending Sept. 31, 2005:

     o    Revenue in the range of $ 7.5 Million to 8.5 million;

     o    Earnings per share in the range of $0.33x to $0.04; and

     o    Diluted operating earnings per share in the range of $0.x04 to $0.05

Second Quarter Web cast

The Company will host a web cast at 5 p.m. ET June 14th to discuss its second quarter fiscal year 2005 results. Individuals can access the web cast, as well as this press release and supplemental financial information, at http://www.b2i.us/external.asp?b=851&id=163&from=wc&L=e or listen to the call please dial 800-374-1498 (North American Callers) or 706-643-0395 (International Callers).

About IceWEB

IceWEB, Inc. (OTCBB:IWEB - News), is the trusted enabler of small and medium sized organizations, delivering hardware, software and professional services. Our ASP software delivery model reduces the TCO, and improves efficiency of IT environments. Our proven packaged solutions and uniquely tailored services ensure business value in the SME environment. Founded in 2000, ICEWEB is headquartered in Herndon, V.A., and serves over 30,000 users in the public and private sector. IceWEB(TM) products and services are available on GSA Contract # GS-35F-5149H. For more information, please visit http://www.iceweb.com.

To be added to our investor relations email list please go to:
http://www.b2i.us/frame.asp?BzID=851&to=ea&Nav=0&S=0&L=1 or call investor relations at 703-964-8000 ext 100.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to business conditions and the amount of growth in the computer industry and general economy, competitive factors, and other risks detailed from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q. The Company does not undertake any obligation to update forward-looking statements.

All trademarks and brand names are the property of their respective companies.
______________________
Contact:  IceWEB, Inc.
          My Le Phuong, 703-964-8000 ext 100
          investor@iceweb.com

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